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                                                                   Exhibit 10.11
                                                                     Roger Engle

                       EMPLOYMENT AND CONSULTING AGREEMENT

AGREEMENT by and between Crystal Water Company, a Connecticut corporation with its principal office and place of business in Danielson, Connecticut (the "Company"), Connecticut Water Service, Inc., a Connecticut corporation and holder of all of the outstanding capital stock of Company (the "Parent") and Roger Engle, a resident of Brookly, CT (Mr. Engle or the "Employee"), dated as of September 29, 1999.

WHEREAS, the Company and the Parent have determined that it is in the best interests of the Company and the Parent to employ Roger Engle as President of the Company and Mr. Engle desires to serve in that capacity;

WHEREAS, the Company and the Parent have determined that it is in the best interests of the Company and the Parent to engage Roger Engle as a Consultant after the employment period and Mr. Engle desires to serve in that capacity.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:


1. Employment Period. The Company shall employ the Employee, and the Employee shall serve the Company, on the trams and conditions set forth in this Agreement, for the period commencing on or before September 29, 1999 and ending on December 30, 1999 (the "Employment Period").

2. Consultant Period. After the Employment Period the Parent shall engage Mr. Engle as a Consultant and not as an Employee. Said Consulting period shall continue for a period of 10 years, terminating on December 31, 2009 (the "Consulting Period"). If the Employee resigns prior to the completion of the Employment Period described in Section (1) the Company shall not be required to engage Mr. Engle as a Consultant.

3.       Position, Duties and Location.

         a) During the Employment Period, the Employee shall have the title of President of the Company and shall report directly to the CEO of the Parent. The Employee's authority, duties and responsibilities shall be those described in "Schedule A" attached hereto.
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         b) During the Consulting Period, Mr. Engle shall have the title of
            Consultant and shall report directly to the CEO of the Parent. The Consultant's authority, duties and responsibilities shall be those described in "Schedule B" attached hereto.

         c) During the Consulting Period, Mr. Engle shall not be an Employee of the Parent or any of the other Affiliated Companies (as hereinafter defined) and as an independent contractor shall be responsible for the payment of his own social security taxes, federal and state income taxes, pension contributions if any, and any similar items. Mr. Engle shall not be entitled to unemployment compensation or disability benefits during the Consultant Period.

         d) During the Employment Period and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee under this Agreement, use the Employee's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Employee to serve on corporate, civic or charitable boards or committees so long as such activities do not involve a conflict of interest with the Company or the Parent or other "Affiliated Companies" (as hereinafter defined) or interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement. For purposes of this Agreement, "Affiliated Companies" means the Parent and all companies controlled by, controlling or under common control with the Parent.

         e) During the Employment Period, the Employee shall be entitled to maintain his office at the Company's present office location in Danielson, CT. During the Consultant Period, the Company shall provide such office space and secretarial assistance as may be necessary for the fulfillment of duties consistent with Schedule B attached hereto.

4.)      Compensation.

         a.) Base Salary. The Employee shall be paid at a biweekly rate of $4615.38 for the duration of the Employment Period. The total Annual Base Salary due Mr. Engle for the period from January 1, 1999 up to and including the Employment Period shall not exceed $120,551 including any holiday or other leave for which he has been paid.

         b.) Consultant Fees. During the Consultant Period, Mr. Engle shall receive fees equal to $16,000 on an annual basis to be paid on a quarterly basis of $4,000 per quarter on the first day of the first month of each quarter.
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         c.) Other Benefits. (1) During the Employment Period: (i) the Employee
         shall be entitled to participate in all qualified deferred compensation, savings and retirement plans, practices, policies and programs of the Company in accordance with the plans, practices, programs and policies available to Officers of the Company set forth, from time to time, in such plans or any Company employee manual; and
         (ii) the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company for Officers of the Company in accordance with the plans, practices, programs and policies of the Company set forth, from time to time, in such plans or Company employee manual. (2) Upon completion of the Consulting Period, the employee will thereafter receive a supplemental executive retirement benefit designed to pay him $16,000 per year, regardless of any payments then due him under any pension plan of the Company. (3) The Employee will have use of his current company vehicle during his employment and shall be given that vehicle, at the end of the Employment Period, provided he assumes responsibility for all taxes, insurance and maintenance of said vehicle after his retirement. (4) Upon completion of the Employment Period, the Employee shall receive benefits available to Company retirees including the option to take payment of retirement benefits in a lump sum payout in accordance with the terms of the Crystal Water Company Defined Benefit Pension Plan as amended effective January 1, 1998. (5) The Company shall maintain a life insurance policy for Mr. Engle which will provide a lump sum payment of $150,000 to his spouse should his death occur during the Consulting Period.

         d.) Expenses. During the Employment and Consulting Periods, the Employee/Consultant shall be entitled to receive prompt reimbursement for all reasonable authorized travel and other authorized expenses incurred by the Employee/Consultant in carrying out the Employee's/Consultant's duties under this Agreement in accordance with the policies and procedures established by the Company or the Parent, as applicable.

         e.) Fringe Benefits. During the Employment Period, the Employee shall be entitled to Fringe benefits in accordance with the plans, practices, programs and policies of the Company set forth, from time to time, in such plans or any Company employee manual.

         f.) Vacation. During the Employment Period, the Employee shall be entitled to four weeks' paid vacation annually in accordance with the plans, policies, programs and practices of the Company as set forth, from time to time, in such plans or any Company employee manual.
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         g.) Consideration for Board of Directors. Upon completion of the
         Employment Period and subsequent retirement, Mr. Engle shall be recommended by the CEO of the Parent to the Connecticut Water Company Committee on Directors for consideration as a candidate for nomination to the Board of Directors of Connecticut Water Company for election at the Year 2000 Meeting of Shareholders.


5.)      Termination of Employment.

         a.) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death. The Company shall be entitled to terminate the Employee's employment because of the Employee's Disability during the Employment Period. "Disability" means that the Employee has been unable, with or without accommodation, for a period of 180 consecutive business days, to perform the Employees' duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Employee's employment by the Company for Disability shall be communicated to the Employee by written notice, and shall be effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), unless the Employee returns to full-time performance of the Employee's duties before the Disability Effective Date. In the event that the Company terminates the Employee due to Disability, the Employee shall be considered to have completed the Employment Period as defined in Paragraph (1) and the Employee shall not be entitled to any disability benefits other than specifically set forth in this Agreement.

         b.) By the Company. The Company may terminate the Employee's employment for Cause. "Cause" means: (i) the Employee's failure to perform the duties of his employment in any material respect after notice from the Company and failure to cure within ten business days after delivery of such notice, (ii) malfeasance or gross negligence in the performance of the Employee's duties of employment, (iii) the Employee's commission of a felony under the laws of the United States or any state thereof (whether or not in connection with his employment), (iv) the commission by the Employee of a fraud upon the Company or any of the other Affiliated Companies, (b) willful misconduct on the part of the Employee, (vi) the Employee's breach of any of the provisions of Paragraph 10 or 11 of this Agreement, or (vii) any other act or omission by the employee (other than an act or omission resulting from the exercise by the Employee of good faith business judgment) which is materially injurious to the financial condition or the business reputation of the Company or any of the Affiliated Companies provided, however, that the Employee may, within ten (10) days of receipt of such notice, request in writing a hearing by the Board of the Parent. Upon such request, the Employee shall be entitled to be heard by the Board of Directors of the Parent, which shall determine whether or not the Employee shall be terminated and shall provide its reasons for any termination to the Employee in writing.
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         c.) By the Employee. A termination of the Employee's employment by the
         Employee shall be effected by giving the Company written notice of the termination.

         d.) No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination for Cause shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

         e.) Date of Termination. The "Date of Termination" means the date of the Employee's death, the Disability Effective Date, the date on which the termination of the Employee's employment by the Company for Cause is effective, or the date that is 60 days after the date on which the Employee gives the Company notice of a termination of employment, as the case may be.

6. Termination of Consulting. The Consulting services of Roger Engle shall commence on January 1, 2000 upon completion of the Employment Period and, unless terminated by the Parent, which may be done by the Parent for any of the reasons specified in clauses (iii), (iv), (vi), or
         (viii) of the definition of "cause," shall terminate only upon his death or upon his completing the 10 year Consulting Period.

7.       Obligations of the Company upon Termination.

         a.) Other Than for Cause or Death. If, during the Employment Period, the Company terminates the Employee's employment, other than for Cause or death, the Company shall continue to pay Employee all amounts contemplated by this Agreement as a result of his being an Employee of the Company, including the $16,000.00 per year annual benefits payable to the Employee under Paragraph 4(c)(2) hereof.

         b.) For Cause or Death. If the Employee's employment is terminated due to death or by the Company for Cause during the Employment Period or if the Employee voluntarily terminates employment, the Company shall pay the Employee the Annual Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Employee (together with any accrued interest or earning thereon), and any benefits due in accordance with the Crystal Water Company Defined Benefit Plan as amended effective January 1, 1998, in each case to the extent not yet paid, and neither the Company nor any Affiliated Company shall have any further obligations under this Agreement.
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8.)      Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's future participation in any plan, program, policy or practice provided by the Company or any of the other Affiliated Companies for which the Employee may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of the other Affiliated Companies. Vested benefits and other amounts that the Employee is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of the other Affiliated Companies on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as otherwise explicitly modified by this Agreement.

9.) Full Settlement. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement, but if the Employee secures other employment, any employee welfare benefits the Company is required to provide to the Employee following termination of the Employee's employment shall be secondary to those provided by another employer (if any).

10.) Confidential Information. Mr. Engle understands that in the course of his Employment/Consultant period by the Company, he will receive or have access to confidential information concerning the business or proposes of the Company and any of the other Affiliated Companies and which the Company or any of the other Affiliated Companies desire to protect. Such confidential information shall be deemed to include, but not be limited to, the Company's customer lists and information, and employee lists, including, if known, personnel information and data.
         Mr. Engle agrees that he will not, at any time during the period ending earlier of (i) two years after the Date of Termination or (ii) two years after completion of the Consulting Period reveal to anyone outside the Company or any of the other Affiliated Companies or use for his own benefit any such information without specific written authorization by the Company or the Parent. Mr. Engle further agrees not to use any such confidential information or trade secrets in competing with the Company or any of the other Affiliated Companies at any time during or in the period ending the earlier of (i) the two-year period immediately following the Date of Termination, or (ii) two years after completion of the Consulting Period.
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11.)     Covenants by the Employee Not to Compete with the Company or the Parent

         (a) Mr. Engle covenants and agrees that he will not at any time during the period ending the earlier of (i) two years from and after such Date of Termination or (ii) two years after completion of the Consulting Period directly or indirectly in any manner or under any circumstances or conditions whatsoever be or become interested, as an individual, partner, principal, agent, clerk, employee, stockholder, officer, director, trustee or in any other capacity whatsoever, except as a nominal owner of stock of a public corporation, in any other business which, at any such date, is a Competitor (as defined herein), either directly or indirectly, with the Company or any of the other Affiliated Companies, or engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity), or lend the Employee's name (or any part or variant thereof) to, any business which, at any such date, is a Competitor, either directly or indirectly, with the Company or any of the other Affiliated Companies, or as a result of the Employee's engagement or participation would become, a Competitor, either directly or indirectly, with any aspect of the business of the Company or any of the other Affiliated Companies, as it exists at any such date, or solicit any officer, director, employee or agent of the Company or any of the other Affiliated Companies or any subsidiary or affiliate of the Company or any of the other Affiliated Companies to become an officer, director, employee or agent of the Employee, the Employee's respective affiliates or anyone else. Ownership, in the aggregate, of less than five percent (5%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a violation of the foregoing provision. For the purposes of this Agreement, a Competitor is any business service areas then being served by the Company or any of the other Affiliated Companies which is similar to the business of the Company or any of the other Affiliated Companies or in any way in competition with the business of the Company or any of the other Affiliated Companies.

         (b) The Employee hereby acknowledges that the Employee's services are unique and extraordinary, and are not readily replaceable, and hereby agrees that the Company and the Parent, in enforcing the covenants contained in Paragraphs 10 and 11 herein, in addition to any the remedies provided for herein or otherwise available at law, shall be entitled in any court of equity having jurisdiction to an injunction restraining the Employee in the event of a breach, actual or threatened, of the agreements and covenants contained in Paragraphs 10 or 11.
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         c) The parties hereto believe that the restrictive covenants of this
         Paragraph 11 are reasonable. However, if at any time is shall be determined by any court of competent jurisdiction that this Paragraph 11 or any portion of it as written, are unenforceable because the restrictions are unreasonable, the parties hereto agree that such portions as shall have been determined to be unreasonably restrictive shall thereupon be amended as to make such restrictions reasonable in the determination of such court, and the said covenants, as so modified, shall be enforceable between the parties to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants.

12.) Insurance. The Company shall have the right at its own cost and expense to apply for and to secure in its own name, or otherwise, life, health or accident insurance or any or all of them covering the Employee, and the Employee agrees to submit to the usual and customary medical examination and otherwise to cooperate with the Company in connection with the procurement of any such insurance, and any claims thereunder.

13.) Release. As a condition of eligibility for severance payments or benefits provided for in Paragraph 7(a) of this Agreement, at the request of the Company or the Parent, the Employee shall execute and deliver for the benefit of the Company and the Parent, and any of the Affiliated Companies, a general release in the form set forth in Schedule C, and such release shall become effective in accordance with its terms provided that neither the Company nor the Parent is in breach of its obligations under that Agreement at the time such request is made. The failure or refusal of the Employee to sign such a release or the revocation of such a release shall cause the termination of any and all obligations of the Company and the Parent to make payments or provide benefits hereunder, and the forfeiture of the right of the Employee to receive any such payments and benefits. The Employee acknowledges that the Company and the Parent have advised the Employee to consult with an attorney prior to signing this Agreement and that the Employee has had an opportunity to do so.

14.) Regulatory Limitation. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to make, and the Employee shall have no right to receive, any payment, benefit or amount under this Agreement which would violate any law, regulation or regulatory order applicable to the Company, or any of the other Affiliated Companies at the time such payment, benefit or amount is due ("Prohibited Payment"). If and to the extent the Company shall at a later date be relieved of the restriction on its ability to make any Prohibited Payment, then at such time the Company, or the Parent shall promptly make payment of any such amounts to the Employee. The parties hereto acknowledge that as of the date of this Agreement, no payment, benefit, or amount payable under this Agreement would be a Prohibited Payment.
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15.)     Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person to the Employee or to the Secretary of the Company and the Parent, or if mailed, postage prepaid, registered or certified mail, addressed, in the case of the Employee, to the Employee's last known address as carried on the personnel records of the Company, and, in the case of the Company and the Parent, to the corporate headquarters, attention of the CEO, or to such other address as the party to be notified may specify by notice to the other party.

16.)     Successors and Assigns.

         a.) Assignment by Employee. This Agreement is personal to the Employee and shall not be assignable by the Employee.

         b.) Assignment by the Company. This Agreement shall inure to the benefit of and by binding upon the Company and the other Affiliated Companies and their respective successors and assigns. As used in this Agreement, the "Company" and the other Affiliated Companies shall mean both the Company and the other Affiliated Companies, respectively, and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

17.) Arbitration. Any dispute which may arise between the parties hereto may, if both parties agree, be submitted to binding arbitration in the State of Connecticut in accordance with the Rules of the American Arbitration Association; provided that any such dispute shall first be submitted to the Company's Board of Directors in an effort to resolve such dispute without resort to arbitration.

18.) Severability. If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

19.) Amendment. This Agreement may be modified or amended only by an instrument in writing executed by the parties hereto.

20.) Construction. This Agreement supersede and replace all prior agreements and understandings between the parties hereto on the subject matter covered hereby. This Agreement shall be governed and construed under the laws of the State of Connecticut. Words of the masculine gender mean and include correlative words of the feminine gender. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

21.) Guarantee. The Parent hereby guarantees the obligations of the Company hereunder.
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IN WITNESS WHEREOF, the Company and the Parent have caused this Agreement to be executed by a duly authorized officer, and the Employee has hereunto set the Employee's hand, this ____ day of _____ 19__.

CONNECTICUT WATER SERVICE, INC.

/s/ Marshall T. Chiaraluce
---------------------------------------------
    Marshall T. Chiaraluce
    President & CEO


CRYSTAL WATER COMPANY
---------------------------------------------
/s/ Randolph Kempain
   [Someone other than Engle]



/s/ Roger Engle
---------------------------------------------
    Roger Engle
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                                   SCHEDULE A

                              POSITION DESCRIPTION

                        PRESIDENT - CRYSTAL WATER COMPANY


1. Serves as a primary spokesman for the company in developing its public image and represents the company in its relationships with major customers, suppliers, the financial community, industry groups, government bodies, as well as directing participation in appropriate outside meetings. Develops and maintains appropriate working relationships with government officials.

2. Works with external agencies to address opportunities for expanding service territories, as well as to expand the economic development of the operating regions.

3. Recommends programs aimed at achieving growth, diversification, and profitability.

4.       Works with CEO to ensure that future planning is carried out.

5. At specified intervals, reviews with the CEO operating and capital budgets, performance toward objectives and changes.

6. Develops, grows and manages a profitable business. Preserves the strength of the company to best preserve its independence and the interests of the stockholders and customers.

7. Ensures that corporate policies are uniformly understood and properly interpreted and administered by subordinates.

8. Works with the CEO to develop the basic objectives, policies and operating plans of the business, both tactical and strategic. Ensures that regulatory history and trends are recognized for their impact.

9. Maintains a strong management team, assuring the availability of qualified people to support and strengthen the resources of the business in meeting its objectives.
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                                   SCHEDULE B

                              POSITION DESCRIPTION

                                   CONSULTANT



A. Develops and maintains appropriate working relationships with government officials.


B. Works with external agencies to address opportunities for expanding service territories, as well as expand the economic development of the operating regions.


C. Recommends programs aimed at achieving growth, diversification, and profitability.


D. Works with the CEO to develop the basic objectives, policies, and operating plans of the business, both tactical and strategic. Ensures that regulatory history and trends are recognized for their impact.

                                  ATTACHMENT C

                                     RELEASE

We advise you to consult an attorney before you sign this Release. You have until the date which is seven (7) days after the Release is signed and returned to the Crystal Water Company ("the Company") to change your mind and revoke your Release. Your Release shall not become effective or enforceable until after that date.

In consideration for the severance benefits and payments provided under your Employment Agreement dated ___________ with the Company and Connecticut Water Service, Inc. ("the Parent"), and more specifically enumerated in Exhibit 1 hereto, by your signature below you agree to accept such benefits and not to make any claims of any kind against the Company, its past and present and future Parent corporations, subsidiaries, divisions, subdivisions, affiliates and related companies or their successors and assigns, including without limitation the Parent, or any and all past, present and future Directors, officers, fiduciaries or employees of any of the foregoing (all parties referred to in the foregoing are hereinafter referred to as the "Releasees") before any agency, court or other forum, and you agree to release the Releasees from all claims, known or unknown, arising in any way from any actions taken by the Releasees up to the date of this Release, including, without limiting the foregoing, any claim for wrongful discharge or breach of contract or any claims arising under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, Connecticut's Fair Employment Practices Act or any other federal, state or local statute or regulation and any claim for attorneys' fees, expenses or costs of litigation.

THE PRECEDING PARAGRAPH MEANS THAT BY SIGNING THIS RELEASE YOU WILL HAVE WAIVED ANY RIGHT YOU MAY HAVE TO BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST THE RELEASEES BASED ON ANY ACTIONS TAKEN BY THE RELEASEES UP TO THE DATE OF THIS RELEASE.

By signing this Release, you further agree as follows:

1.)      You have read this Release carefully and fully understand its terms;

2.) You have had at least twenty-one (21) days to consider the terms of the Release;

3.) You have seven (7) days from the date you sign this Release to revoke it by written notification to the Company. After this seven (7) day period, THIS Release is final and binding and may not be revoked;

4.) You have been advised to seek legal counsel and have had an opportunity to do so;

5.) You would not otherwise be entitled to the severance benefits provided under your Employment Agreement with the Company and the Parent had you not agreed to waive any right you have to bring a lawsuit or legal claim against the Releasees; and

6.)      Your agreement to the terms set forth above is voluntary.

By signing this Release, you do not agree to release the Company from future performance of its obligation to pay or provide severance benefits in accordance with your Employment Agreement, and any failure to pay or provide such benefit will void this release.

Name:             _____________________________

Signature:        _____________________________

Date:             _____________________________

Received by:      _____________________________

Date:             _____________________________